SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): September 17, 2009 (May 20, 2009)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of Incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, The Netherlands

(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: (31) (020) 653-5916

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 4, 2009 in connection with a confidential treatment request by Elephant Talk Communications, Inc. pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.  This Form 8-K/A includes Exhibit 10.1 with those redactions approved by the Securities and Exchange Commission in Elephant Talk Communications, Inc.’s confidential treatment request.

Forward Looking Statements

         This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

The Contract Between Vizzavi Espana, S.L. and Elephant Talk Communication Holding, AG

On May 20, 2009, Elephant Talk Communication Holding, AG, the wholly-owned subsidiary of Elephant Talk Communications, Inc. (the “Company”), entered into a contract with Vizzavi Espana, S.L. (“Vizzavi”) for the supply of operation and technical services through a comprehensive technological platform (the “Agreement”).  The Company, through Elephant Talk Communication Holding, AG, will offer exclusive operation and technical support services to Vizzavi, the subsidiary of Vodafone Espana, S.A.U. and Vodafone Holdings Europe, S.L.U.  Vodafone Holdings Europe, S.L.U. has guaranteed all payments to be made by Vizzavi under Clause 13 of the Agreement.

The Agreement has a term of five years, and may be renewed for successive two year terms, and provides for the commercial launch no later than June 1, 2009. The Agreement provides for financial penalties in the event of early termination of the Agreement by either party, assuming grounds for such unilateral early termination are present.  The Agreement also contains customary provisions with respect to limitations on damages, assignment, choice of law, and confidentiality.

The Agreement, attached to this Current Report as Exhibit 10.1, has been translated from Spanish to English.  To the extent that any inconsistencies arise between the original Agreement and the translated Agreement, the original Agreement shall be dispositive.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description

*10.1	Agreement dated May 20, 2009, by and between the Registrant and Vizzavi Espana, S.L.

*
Certain terms and provisions of Exhibit 10.1 have been redacted in accordance with the approval of the Company’s confidential treatment request pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steven van der Velden
Steven van der Velden
President, Chief Executive Officer

Dated:  September 17, 2009